                                   SCHEDULE 14A
                                  (RULE 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            The Lubrizol Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            THE LUBRIZOL CORPORATION
                            29400 Lakeland Boulevard
                             Wickliffe, Ohio 44092

                            NOTICE OF ANNUAL MEETING

To Our Shareholders:

     The 2002 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at the Radisson Hotel & Conference Center - Eastlake, 35000 Curtis Boulevard, Eastlake, Ohio, on Monday, April 22, 2002, at 10:00 a.m. At the meeting, we will ask you to:

     1.  Elect three directors for three-year terms;

     2. Confirm the appointment of Deloitte & Touche LLP as independent auditors; and

     3.  Transact other business that is properly presented at the meeting.

     Shareholders of record at the close of business on March 1, 2002, may vote at the meeting. The procedures for voting are described in the attached proxy statement.

     The business of the meeting and other information of interest to shareholders is described in the attached proxy statement. After the meeting, we will report on current operations and plans and have a question and answer period.

     At the 2001 meeting, approximately 90% of the shares were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the April 22 meeting.

                                          L. M. Reynolds
                                          Secretary

Wickliffe, Ohio
March 13, 2002

                          RETURN OF PROXIES REQUESTED

                    YOUR VOTE IS IMPORTANT. YOU CAN VOTE BY
                       TELEPHONE, OVER THE INTERNET OR BY
                        MAILING THE ENCLOSED PROXY CARD.

                                PROXY STATEMENT
--------------------------------------------------------------------------------

                               VOTING INFORMATION
--------------------------------------------------------------------------------

What may I vote on?

     The Board of Directors asks for your vote on two proposals:

      --      Election of nominees to serve on the Board of Directors; and

      -- Approval of the appointment of Deloitte & Touche LLP as our independent auditors.

Who can vote?

     People who owned shares at the close of business on March 1, 2002, can vote at the annual meeting. On March 1, 2002, there were 51,232,974 outstanding shares of Lubrizol. Each share is entitled to one vote. This proxy statement and the enclosed proxy card were first mailed to shareholders on or about March 13, 2002.

How do I vote?

     You can vote any one of three ways:

      -- By Telephone: Call the toll-free number (at no cost to you) on your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Our telephone voting procedures are designed to verify shareholders by using the individual control numbers provided on the proxy cards.

              IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY
              CARD.

      -- Over the Internet: Visit the Web site listed on your proxy card to vote over the Internet. Internet voting is available 24 hours a day. As with telephone voting, you will use the control number listed on your proxy card, and you will be given the opportunity to confirm that your vote has been properly recorded.

              IF YOU VOTE OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

      -- By Mail: Mark, sign, date and mail the enclosed proxy card to American Stock Transfer & Trust Company in the enclosed postage-paid envelope.

     If you sign and return your proxy card or use the telephone or Internet voting procedures, but do not indicate how you wish to vote, your shares will be voted FOR the two proposals. If you indicate that you abstain, you will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting and you will be counted as voting (but not for or against) that issue. Any broker nonvote also will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting but will not be counted as voted.

     We are not aware of any other business which will be presented at the annual meeting. But, if there is other business that is properly presented at the meeting, your signature on a proxy card or through the telephone or Internet procedures gives authority to W.G. Bares, Chairman, President and Chief Executive Officer; C.P. Cooley, Vice President and Chief Financial Officer; and
L. M. Reynolds, Corporate Secretary and Counsel, to vote on those matters in their best judgment.

Can I revoke my vote?

     You may revoke your proxy at any time before it is voted at the meeting by:

      --      notifying Lubrizol's corporate secretary in writing;

      --      voting at a later time by telephone or over the Internet;

      --      returning a later-dated proxy card; or

      --      voting in person at the annual meeting.

     Your most recent vote will be the one used as your vote.

Who tabulates the vote?

     American Stock Transfer & Trust Company serves as the independent tabulator of votes and inspector of elections. It will report the voting results to us. However, it will not identify to us how you voted on any issue unless:

      --      there is a contested election for the Board of Directors;

      --      it is required by law; or

      --      you request it.

Who is paying for this proxy solicitation?

     We are paying for the cost of soliciting your vote, including the cost of mailing the proxy statement and proxy card as well as the costs of the telephone and Internet voting procedures. We will, upon request, reimburse brokerage houses, custodians, nominees and others for the out-of-pocket and reasonable clerical expenses they incur in connection with this proxy solicitation.

Can I help Lubrizol save money by reducing the number of proxy materials sent to my house?

     Yes. In accordance with the notice we sent with your December 2001 dividend, we are saving money on printing and mailing costs by sending only one proxy statement and annual report to you and another shareholder if you have the same last name and address (unless you have told us otherwise). If you want to receive a separate copy of the annual report or proxy statement either now or in the future, you can contact our transfer agent at the following address:
American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at 1-800-627-2303. If you currently share an address with another Lubrizol shareholder and in the future wish to have just one proxy statement and annual report sent to your address, please contact our transfer agent at the address or telephone number above.

     If you hold stock through a bank, broker or other holder of record, you can contact them about receiving single or multiple copies of the proxy statements and annual reports.

Instead of receiving a paper copy, can I access the proxy statement and the annual report electronically?

     The proxy statement and 2001 annual report are on our Internet site at www.lubrizol.com.

     You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your proxy card. If you chose this option, we will furnish you with instructions next year containing the Internet address to access our proxy statement and annual report, but you will not receive paper copies of either document.

     If you hold stock through a bank, broker or other holder of record, check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet. Most shareholders who hold stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access our proxy statement and annual report.

--------------------------------------------------------------------------------
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Lubrizol has eleven directors, divided into three classes. Two classes have four members each and one class has three members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

     The Organization and Compensation Committee has recommended, and the Board of Directors has approved, the nomination of the following three persons for election as directors at this annual meeting:

      --      William G. Bares

      --      David H. Hoag

      --      Peggy Gordon Miller

     Each of these persons is currently a director and is being nominated for a three-year term that will end in 2005. If any of these persons becomes unavailable for election, your signed proxy will be voted for the election of any person who is recommended by the Organization and Compensation Committee or will be voted in favor of holding a vacancy to be filled by the directors. The nominated persons who receive the greatest number of votes will be elected to the open director positions.

     The following information is presented for each person who is being nominated for election as a director and for each other director who will continue in office after the meeting:

                                NOMINEES FOR ELECTION
                          W. G. BARES, age 60, is Chairman of the Board, President and
                          Chief Executive Officer of The Lubrizol Corporation. Mr.
[W. G. BARES PHOTO]       Bares joined Lubrizol as a development engineer in 1963 and was appointed Director of the Pilot Plant in 1972. He was
                          elected Vice President in 1978, Executive Vice President in
                          1980, President in 1982 and Chief Operating Officer in 1987
                          and became Chief Executive Officer on January 1, 1996. He
                          was elected a director of Lubrizol in 1981 and Chairman of the Board in 1996. A 1963 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A.
                          from Case Western Reserve University in 1969. He is a member of the American Petroleum Institute and the American
                          Institute of Chemical Engineers, having served as past
                          chairman of its Cleveland section, and is a trustee for Case
                          Western Reserve University. In addition, he is a director of
                          Oglebay Norton Company, KeyCorp and Applied Industrial
                          Technologies and an Executive Board Member of the Greater
                          Western Reserve Council of the Boy Scouts of America.

                          DAVID H. HOAG, age 62, retired in 1999 as Chairman of The
                          LTV Corporation, having retired in 1998 as Chief Executive
[DAVID H. HOAG PHOTO]     Officer of The LTV Corporation and as Chief Executive
                          Officer of LTV Steel Company. Mr. Hoag was appointed to the position of Chairman in June 1991 after having been elected
                          President and Chief Executive Officer in January of that
                          year. Mr. Hoag became Executive Vice President of The LTV
                          Corporation in July 1986 and was concurrently named a member of LTV's Board of Directors. Mr. Hoag became a Lubrizol
                          director in 1989. He is a native of Pittsburgh and attended
                          Allegheny College in Meadville, Pennsylvania, receiving a
                          Bachelor's Degree in 1960. He is a director of Brush
                          Engineered Materials Inc., The Chubb Corporation, PolyOne
                          Corporation and NACCO Industries, Inc., and is Chairman of
                          the Cleveland Federal Reserve Board.

                          PEGGY GORDON MILLER, age 64, is President of South Dakota
[PEGGY GORDON MILLER      State University. Prior to joining South Dakota State in
PHOTO]                    1998, Dr. Miller was Acting Vice President for Academic and
                          International Programs at the American Association of State
                          Colleges and Universities. She has also served as a Senior
                          Fellow at the National Center for Higher Education,
                          President of The University of Akron and Chancellor of
                          Indiana University Northwest. She became a Lubrizol director in 1993. Dr. Miller is also a director of A. Schulman, Inc.
                          She is a member of the National Competitiveness Council and chairs the Global Priorities Commission for state colleges and universities. Dr. Miller holds degrees from Transylvania
                          University, Northwestern University and Indiana University.

           DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING
                          JERALD A. BLUMBERG, age 62, resigned in June 2000 as
[JERALD A. BLUMBERG       President and Chief Executive Officer of Ambar, Inc., a
PHOTO]                    privately held oilfield services company. Prior to joining
                          Ambar, Inc. in January 1998, Mr. Blumberg held various
                          international and management positions during a 37-year
                          career with E. I. du Pont de Nemours & Company, Inc. From
                          October 1995 until his retirement on December 31, 1997, he was an Executive Vice President, Chairman of DuPont Europe
                          and a member of the Office of the Chief Executive. Mr.
                          Blumberg became a Lubrizol director in 1999. Mr. Blumberg
                          received a B.S. in chemical engineering from Michigan
                          Technological University in 1960. He is a director of
                          Burlington Industries, Inc. and NOVA Chemicals Corporation,
                          a member of the National Society of Professional Engineers and the American Institute of Chemical Engineers. Mr.
                          Blumberg's term as a Lubrizol director expires in 2003.

                          FOREST J. FARMER, SR., age 61, is President and Chief
[FOREST J. FARMER SR.     Executive Officer of Enerflex Solutions LLC, which provides
PHOTO]                    value-added subassemblies to the automotive industry. He is also Chairman, Chief Executive Officer and President of
                          Trillium Teamologies, a technology and engineering services company. Mr. Farmer was associated with Chrysler Corporation from 1968 to 1994 where he held various management positions including General Plants Manager for Car and Truck Assembly
                          Operations. From 1988 until 1994, he was President of
                          Acustar, Inc., an automotive components subsidiary of
                          Chrysler Corporation. Mr. Farmer became a Lubrizol director in 1997. Mr. Farmer graduated from Purdue University in 1965 with a B.S. degree in biology and physical education. He is a member of the Board of Directors of Saturn Electronics and
                          Engineering, Inc., American Axle & Manufacturing, the St.
                          John Health System, the Macomb Hospital Corporation, Friends
                          of Scouting and Public Broadcasting System station WTVS-56 in Detroit, Michigan. Mr Farmer's term as a Lubrizol
                          director expires in 2003.

                          GORDON D. HARNETT, age 59, is Chairman and Chief Executive
                          Officer of Brush Engineered Materials Inc., the world's
[GORDON D. HARNETT        largest producer of beryllium and beryllium-containing
PHOTO]                    engineered products. Prior to joining Brush Wellman in 1991,
                          Mr. Harnett had been Senior Vice President of The BFGoodrich
                          Company. From 1977 to 1988, he had held a series of senior executive positions with Tremco Inc., a wholly owned
                          subsidiary of BFGoodrich, including President and Chief
                          Executive Officer from 1982 to 1988. From 1969 through 1976,
                          Mr. Harnett worked for McKinsey & Co., including a two-year assignment in Tokyo. Mr. Harnett became a Lubrizol director in 1995. Mr. Harnett graduated from Miami University in 1964 with a B.S. degree in business administration. He received an M.B.A. from Harvard University in 1969. Mr. Harnett is a director of National City Bank and PolyOne Corporation. In addition, he is a trustee of Hathaway Brown, Cleveland
                          Tomorrow and Greater Cleveland Growth Association and is
                          Chairman of Cleveland Development Advisors, Inc. and the
                          Greater Cleveland International Trade Alliance. Mr.
                          Harnett's term as a Lubrizol director expires in 2004.

                          VICTORIA F. HAYNES, age 54, is President of the Research
                          Triangle Institute, which provides government and industry
[VICTORIA F. HAYNES       clients with research and development services in health,
PHOTO]                    pharmaceuticals, environmental protection, advanced tech-
                          nologies and public policy. Prior to joining Research
                          Triangle Institute in June 1999, Dr. Haynes was Vice
                          President-Research and Development and Chief Technical
                          Officer of The BFGoodrich Company, a specialty chemicals and aerospace company. Dr. Haynes became a Lubrizol director in
                          1995. Dr. Haynes graduated from the University of California at Berkeley in 1969 with a B.S. in chemistry. She received an M.A. in college teaching in 1971 and a Ph.D. in
                          physical/organic chemistry in 1975 from Boston University
                          and followed with a post doctoral associate assignment at
                          Purdue University for two years. Dr. Haynes is a director of
                          Nucor Corporation, Ziptronix, Inc., Microelectronics Center
                          of North Carolina, North Carolina Biotechnology Center and
                          the North Carolina Board of Science and Technology. In
                          addition, she is on the advisory board at Pacific Northwest
                          Laboratory and is active in the Council on Competitiveness.
                          Dr. Haynes' term as a Lubrizol director expires in 2004.

                          WILLIAM P. MADAR, age 62, is Chairman of the Board of
                          Nordson Corporation. He was Chief Executive Officer of
[WILLIAM P. MADAR         Nordson until he retired from that position in 1997. Nordson
PHOTO]                    Corporation manufactures and worldwide markets industrial
                          equipment, along with the software and application
                          technologies that enhance its use. He is also Chairman of
                          the Board of cPref, a developer of software for the market research service industry. A 1961 graduate of Purdue
                          University with a B.S. degree in chemical engineering, he
                          earned an M.B.A. from Stanford University in 1965. Mr. Madar became a Lubrizol director in 1992. He is a director of
                          Nordson Corporation, National City Bank and Brush Engineered
                          Materials Inc. Mr. Madar is a trustee of the Northeast Ohio
                          Council on Higher Education, Cleveland Museum of Art and the
                          Cleveland Clinic Foundation. He is also co-chairman of the
                          Advisory Committee for the Ohio Innovation Fund, an early
                          stage venture capital fund. Mr. Madar's term as a Lubrizol director expires in 2004.

                          RONALD A. MITSCH, age 67, retired in 1998 as Vice Chairman and Executive Vice President-Industrial and Consumer Markets
[RONALD A. MITSCH         of 3M, a manufacturer of products for industrial,
PHOTO]                    commercial, health care and consumer markets. He began his career with 3M in 1960 as a Senior Research Chemist. He
                          served various assignments in research and in 1979 was named
                          Managing Director, 3M Netherlands. He returned to the United
                          States in 1981 as Research and Development Vice President,
                          Life Sciences Sector. He was named Group Vice President,
                          Traffic and Personal Safety Products in 1985, Senior Vice
                          President, Research and Development in 1990, Executive Vice
                          President in 1991 and Vice Chairman in 1995. Dr. Mitsch
                          graduated from Hamline University in 1956 with a B.S. in
                          chemistry. He received an M.S. in organic chemistry in 1958 and a Ph.D. in organic chemistry in 1960 from the University of Nebraska. Dr. Mitsch became a Lubrizol director in 1991.
                          He is a director of NCR, Material Sciences Corporation, WTC
                          Industries, Dandy Corporation, GaMra Composites, Inc. and
                          the SEI Center for Advanced Studies in Management,
                          Philadelphia, Pennsylvania (associated with the Wharton
                          School of Business of The University of Pennsylvania). In
                          addition, he is the Chairman for the Board of Trustees of
                          Hamline University. Dr. Mitsch's term as a Lubrizol director expires in 2003.

                          M. THOMAS MOORE, age 67, retired in 1997 as Chairman and
                          Chief Executive Officer of Cleveland-Cliffs Inc., the
[M. THOMAS MOORE          world's largest iron ore pellet producer. After a series of
PHOTO]                    financial and general posts with Cleveland-Cliffs, he was
                          elected Chief Financial Officer in 1983, President in 1986,
                          Chief Executive Officer in 1987 and Chairman in 1988. Mr.
                          Moore became a Lubrizol director in 1997 and has served on a number of other corporate boards during his career. He is on the boards of the Cleveland Clinic Foundation and its
                          Western Region Health System and on the oversight panel for the Mining Industry of the Future project of the U.S. Energy
                          Department and National Mining Association. He began his
                          career in the management training program of United States
                          Steel Corporation and held various positions with U.S.
                          Steel, American-Standard Corporation and Celanese
                          Corporation before joining Cleveland-Cliffs. He graduated
                          from Indiana University of Pennsylvania in 1956 and did his graduate studies in business administration at several
                          universities. Mr. Moore's term as a Lubrizol director
                          expires in 2004.

                          DANIEL E. SOMERS, age 54, is Vice Chairman of Blaylock &
                          Partners LP, a minority-owned investment banking group in
[DANIEL E. SOMERS         New York. He retired in October 2001 as President and Chief
PHOTO]                    Executive Officer of AT&T Broadband, which provides local
                          and long distance service, high speed Internet access and
                          home entertainment service. Previously, Mr. Somers was
                          Senior Executive Vice President and Chief Financial Officer
                          of AT&T from May 1997 to December 1999. Prior to joining
                          AT&T, Mr. Somers was Chairman and Chief Executive Officer of
                          Bell Cablemedia, plc, of London for two years. From 1992 to
                          1995, he was Executive Vice President and Chief Financial
                          Officer of Bell Canada International, Inc. Prior to joining
                          Bell Canada, Mr. Somers held a number of senior executive, financial and operating-management positions with Radio
                          Atlantic Holdings Ltd. and Imasco Ltd. Mr. Somers became a
                          Lubrizol director in 1999. Mr. Somers received a B.S. degree in finance from Stonehill College in North Easton,
                          Massachusetts, in 1969. Mr. Somers is Vice Chairman of the
                          Board of Trustees of Stonehill College. Mr. Somers' term as a Lubrizol director expires in 2003.

--------------------------------------------------------------------------------
                                BOARD COMMITTEES
--------------------------------------------------------------------------------

     The Board of Directors held eight meetings during 2001. The board has several standing committees, including an Organization and Compensation Committee and an Audit Committee.

ORGANIZATION AND COMPENSATION COMMITTEE

     The Organization and Compensation Committee held seven meetings during 2001. Its principal functions are to:

      --      Review corporate governance annually.

      --      Review and recommend candidates for election as directors.

      --      Review and recommend candidates for election as officers.

      --      Review and authorize compensation for directors and officers.

      --      Evaluate the performance of the chief executive officer.

      -- Designate employees to receive grants of stock options and other stock awards and determine the type and size of the awards.

      -- Determine the size of the fund pools for the profit sharing plan, year-end variable compensation plan and the performance pay plan.

      -- Designate employees to receive awards under the performance pay plan.

     This committee will consider shareholder recommendations for director nominations. These recommendations should be submitted in writing to Lubrizol's corporate secretary by January 1 before the annual meeting.

     The members of this committee are all of the outside directors and are unrelated to Lubrizol. The chairman of this committee serves as the lead outside director for purposes of chairing regularly scheduled meetings of outside directors and for other responsibilities which the outside directors designate. Gordon D. Harnett, chairman of this committee, currently is lead outside director.

AUDIT COMMITTEE

     The principal functions of the Audit Committee are to:

      -- Annually recommend to the board the appointment of the independent auditors.

      -- Annually evaluate with management the performance of the independent auditor. The independent auditor is ultimately accountable to the board and the Audit Committee.

      -- Review with the independent and internal auditors the planned scope and results of audits.

      -- Hold conferences and reviews with the auditors as desired by the committee or the auditors.

      -- Review matters that affect financial statements and the results of the independent auditor's reviews, annual audit and report.

      -- Review the adequacy and effectiveness of the internal audit function.

      --      Oversee Lubrizol's internal control structure.

      -- Provide oversight of the activities of the chief ethics officer and review procedures for monitoring compliance with Lubrizol's Policy on Ethical and Legal Conduct.

      -- Report to the board the results of these reviews and conferences and submit to the board any recommendations of the committee.

     The Board of Directors has adopted a written charter for this committee. In performing its functions, the Audit Committee acts in an oversight capacity for Lubrizol's management processes and systems, internal control structure, financial reporting and risk management. It is not responsible for preparing or assuring the accuracy of Lubrizol's financial statements or filings, or conducting audits of the financial statements.

     The members of the Audit Committee are David H. Hoag (Chairman), Victoria
F. Haynes, William P. Madar, Ronald A. Mitsch and Daniel E. Somers. Each of the members is independent under the rules of the New York Stock Exchange.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews Lubrizol's financial reporting process on behalf of the Board of Directors. The committee held four meetings during 2001. During these meetings, the committee reviewed and discussed the audited financial statements for 2001 separately with management and Lubrizol's independent auditors, Deloitte & Touche LLP. The discussions with Deloitte & Touche included matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the committee received from Deloitte & Touche written independence disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche its independence. Based on the review of the audited financial statements and the discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Lubrizol's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

David H. Hoag, Chairman  Ronald A. Mitsch
Victoria F. Haynes       Daniel E. Somers
William P. Madar

--------------------------------------------------------------------------------

                             DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Directors who are not Lubrizol employees receive a yearly cash retainer fee of $16,000, plus $1,000 for each board meeting they attend and $1,000 for each committee meeting they attend. If a committee meeting is held on a different day from a board meeting, they receive $1,200 for the committee meeting.

     Directors who are not Lubrizol employees may participate in a deferred compensation plan for directors. Under this plan, directors may defer all or any portion of their yearly fee and meeting attendance fees and have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, cash is distributed from the person's cash account and Lubrizol shares are issued equal to the number of share units in the person's share unit account.

     On the date of each annual meeting, each director who is not a Lubrizol employee automatically receives an option to purchase 2,500 Lubrizol shares under the 1991 Stock Incentive Plan. In 2001, each of these directors received a one-time additional option to purchase 2,500 Lubrizol shares as an incentive relating to Lubrizol's five year strategic initiatives.

     Directors who are not Lubrizol employees also participate in a deferred stock compensation plan. Under this plan, each nonemployee director receives 500 share units on each October 1 and is credited with additional share units for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, Lubrizol shares are issued equal to the number of share units in the person's account.

     The Lubrizol Corporation Board of Directors Guidelines are attached as Appendix A to this proxy statement.

--------------------------------------------------------------------------------

                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND LARGE BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table shows the number of shares beneficially owned on January 31, 2002, by each director and each executive officer named in the table below and by all executive officers and directors as a group. Each person has sole voting and investment power for all the shares shown, unless otherwise noted. Mr. Bares beneficially owns 1.6% of Lubrizol shares based on the total shown in the table below. No other executive officer or director owns more than 1% of Lubrizol shares. All executive officers and directors as a group beneficially own approximately 4.6% of Lubrizol shares.

                                            Amount and Nature of Beneficial Ownership
                                ------------------------------------------------------------------
           Name of                             Direct      Employee   Exercisable      Deferred
       Beneficial Owner           Total     Ownership(1)   Plan(2)    Options(3)    Share Units(4)
       ----------------         ---------   ------------   --------   -----------   --------------
W. G. Bares...................    798,865     127,016        9,757       652,810         9,282
Jerald A. Blumberg............      8,533       1,000                      2,750         4,783
C. P. Cooley..................     90,635       2,036        2,008        73,250        13,341
Forest J. Farmer, Sr. ........     11,617         225                      6,750         4,642
Gordon D. Harnett.............     21,148         200                      8,750        12,198
Victoria F. Haynes............     14,650         500                      8,750         5,400
G. R. Hill....................    310,731      44,716        2,876       263,139
David H. Hoag.................     26,444       4,061                     16,750         5,633
J. E. Hodge...................    146,038       5,614        6,209       119,463        14,752
S. F. Kirk....................    156,428      11,750        6,799       129,948         7,931
William P. Madar..............     32,862       1,000                     16,750        15,112
Peggy Gordon Miller...........     20,561       1,100                     14,750         4,711
Ronald A. Mitsch..............     23,429       1,424                     16,750         5,255
M. Thomas Moore...............      8,468       1,000                      4,750         2,718
Daniel E. Somers..............      6,515         500                      2,750         3,265
All Executive Officers and
  Directors as a Group........  2,359,133     237,949       76,664     1,923,162       121,358

---------------
(1) This column includes shares owned by or jointly with family members, including 4,134 of Mr. Hodge's shares, 11,750 of Mr. Kirk's shares and 20,602 of the shares held by the group, for which they have shared voting and investment power.

(2) This column shows shares held in the profit sharing and savings plan, for which the persons indicated have sole voting power and limited investment power.

(3) This column shows shares covered by stock options that are currently exercisable or will be exercisable by March 31, 2002.

(4) This column shows the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement.

SHARE OWNERSHIP GUIDELINES

     We have share ownership guidelines that require executive officers to hold shares having a value between 1.5 and 4 times their fixed pay, depending on their position.

FIVE PERCENT BENEFICIAL OWNERS

     The following table lists each person we know to be an owner of more than 5% of our shares on December 31, 2001.

                                                              Amount and Nature
                                                                of Beneficial      Percent
            Name and Address of Beneficial Owner                  Ownership        of Class
            ------------------------------------              -----------------    --------
Alliance Capital Management L.P.............................       6,986,119(1)     13.7%
  1290 Avenue of the Americas
  New York, New York 10104
Brandes Investment Partners, LP.............................       4,974,400(2)      9.7%
  Suite 500
  11988 El Camino Real
  San Diego, CA 92130

---------------
(1) This information was obtained from a Schedule 13G dated February 11, 2002, filed by Alliance Capital Management L.P., which is an investment adviser registered under the Investment Advisers Act of 1940. Alliance Capital Management L.P. reported sole voting power as to 3,986,514 shares, shared voting power as to 699,605 shares, sole investment power as to 6,584,519 shares and shared investment power as to 401,600 shares. Alliance Capital Management L.P. also serves as an investment advisor for Lubrizol's pension and profit sharing plans. However, under investment guidelines applicable to Lubrizol's pension and profit sharing plans, investment advisors are not permitted to invest our plans' assets in Lubrizol shares. Lubrizol paid Alliance Capital Management L.P. approximately $225,000 for investment advisory services rendered during 2001.

(2) This information was obtained from a Schedule 13G dated February 14, 2002, filed by Brandes Investment Partners, L.P., which is an investment adviser registered under the Investment Advisers Act of 1940. Brandes Investment Partners, L.P. reported shared voting power as to 3,460,688 shares and shared investment power as to all 4,974,400 shares.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table shows the compensation for 2001, 2000 and 1999 of the chief executive officer and the next four highest-paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term Compensation
                                                                                     -------------------------------------
                                                                                              Awards              Payouts
                                                      Annual Compensation            -------------------------   ---------
                                             -------------------------------------                 Securities
                                                                        Other        Restricted    Underlying    Long-term
              Name and                                                 Annual          Stock        Options/     Incentive
         Principal Position           Year    Salary     Bonus     Compensation(1)     Awards     SARs(No.)(2)    Payouts
         ------------------           ----   --------   --------   ---------------   ----------   ------------   ---------
W. G. Bares
 Chairman of the Board,
 President and Chief
 Executive Officer..................  2001   $802,581   $304,000       $10,113              0       245,934         N/A
                                      2000    762,013    465,000         5,325              0       115,000         N/A
                                      1999    690,491    840,000         5,283              0       105,000         N/A
G. R. Hill
 Senior Vice President..............  2001    362,563     98,000         3,625              0        80,000         N/A
                                      2000    350,393    155,000         2,875              0        40,000         N/A
                                      1999    337,359    310,000         3,084              0        35,000         N/A
C. P. Cooley
 Vice President and Chief
 Financial Officer..................  2001    290,208     80,000         3,229              0        54,000         N/A
                                      2000    277,752    117,000         2,556              0        27,000         N/A
                                      1999    264,570    220,000         5,567              0        20,000         N/A
S. F. Kirk
 Vice President.....................  2001    269,107     82,000         3,229              0        60,679         N/A
                                      2000    253,130    112,000         4,531              0        27,000         N/A
                                      1999    233,531    220,000         1,715              0        20,000         N/A
J. E. Hodge
 Vice President.....................  2001    267,936     72,000         2,683              0        54,000         N/A
                                      2000    252,940    108,000         2,556              0        27,000         N/A
                                      1999    229,566    198,000         1,704              0        20,000         N/A


              Name and                   All Other
         Principal Position           Compensation(3)
         ------------------           ---------------
W. G. Bares
 Chairman of the Board,
 President and Chief
 Executive Officer..................      $39,943
                                           41,821
                                           24,464
G. R. Hill
 Senior Vice President..............       23,014
                                           19,238
                                           13,589
C. P. Cooley
 Vice President and Chief
 Financial Officer..................       11,108
                                           15,337
                                           11,348
S. F. Kirk
 Vice President.....................       11,761
                                           14,747
                                           10,392
J. E. Hodge
 Vice President.....................       26,749
                                           14,215
                                           10,270

---------------
(1) This column reflects gross-up payments to cover taxes related to the use of financial planning services.

(2) This column reflects the number of shares covered by stock options granted during the year.

(3) This column reflects our contributions to the profit sharing and savings plan for these executives, including accruals to the related supplemental defined contribution plan and amounts expensed under the executive death benefit program, described on pages 18 and 19. These amounts have not been received by these executives.

STOCK INCENTIVE PLANS

     Our 1991 Stock Incentive Plan allows grants of incentive and nonstatutory stock options, as well as stock appreciation rights and restricted and nonrestricted stock awards. Any of our employees and our subsidiaries' employees may be selected to participate in the plan. The plan is administered by the Organization and Compensation Committee, which selects participants and determines the type and amount of awards granted.

     The number of shares available under the plan during a calendar year is 1% of the outstanding shares on January 1 of that year, plus any unused shares from previous years. The option price for stock options is not less than the average of the high and the low market prices of shares on the grant date. The term of each option is fixed by the committee. Participants can exercise their options 50% after one year, 75% after two years and 100% after three years. All outstanding options become fully exercisable upon a change of control.

     Under this plan, any person who pays the option price of options granted prior to March 27, 2000, under the plan with shares already owned will automatically receive a new option grant for the number of shares used to pay the option price. These option grants are called reload options. For options granted on or after March 27, 2000, the committee in its discretion may grant a reload option for the number of shares used to pay the option price. Persons may not transfer shares acquired from the exercise of a reload option while still an employee or director unless they have met any applicable share ownership guidelines.

     We also have options outstanding under our 1985 Employee Stock Option Plan. The only options granted under this plan are reload options to employees who pay the option price of options granted under this plan with shares they already own. In these cases, the committee in its discretion may grant a reload option under this plan for the number of shares used to pay the option price.

     The following tables show option transactions for the named executive officers during 2001. No stock appreciation rights were granted, exercised or outstanding in 2001.

                             OPTION GRANTS IN 2001

                                             Individual Grants
                            ---------------------------------------------------            Potential Realizable Value
                             Number of     % of Total                                       at Assumed Annual Rates
                             Securities     Options                                       of Stock Price Appreciation
                             Underlying    Granted to    Exercise                              for Option Term(2)
                            Options/SARs   Employees     or Base     Expiration     ----------------------------------------
           Name               Granted       in 2001      Price(1)       Date        0%           5%                10%
           ----             ------------   ----------   ----------   ----------     ---   -----------------   --------------
W. G. Bares...............     115,000         7.87%     $30.3650    03/26/2011     $ 0     $  2,196,075      $    5,565,310
                               115,000         7.87%      30.3650    03/26/2011       0        2,196,075      $    5,565,310
                                15,394(3)      1.05%      30.3650    03/22/2009       0          223,182             534,557
G. R. Hill................      40,000         2.74%      30.3650    03/26/2011       0          763,852           1,935,760
                                40,000         2.74%      30.3650    03/26/2011       0          763,852           1,935,760
C. P. Cooley..............      27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
                                27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
S. F. Kirk................      27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
                                27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
                                 3,665(3)      0.25%      31.1800    03/25/2001     N/A              N/A                 N/A
                                 3,014(3)      0.21%      30.3650    03/22/2009       0           43,697             104,661
J. E. Hodge...............      27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
                                27,000         1.85%      30.3650    03/26/2011       0          515,600           1,306,638
All Optionees.............   1,461,945       100.00%      30.3945              (4)    0       27,944,932          70,818,809
All Shareholders..........            (5)          (5)           (5)           (5)    0      977,997,595       2,478,114,976
Optionees' Gain as % of
  Shareholders' Gain......                                                                          2.86%               2.86%

---------------

(1) This column shows the average of the high and low sales prices as reported on the New York Stock Exchange on the grant date.

(2) The assumed rates of appreciation shown are established by the Securities and Exchange Commission and are not meant to represent either past or future appreciation rates for Lubrizol shares. If the assumed annual appreciation rates were applied to the fair market value of Lubrizol shares at December 31, 2001 ($35.16 per share), then at the end of a 10-year option term, the per share market price of the shares would be $35.16 at a 0% appreciation rate, $57.27 at a 5% appreciation rate and $91.20 at a 10% appreciation rate.

(3) The amount shown reflects a reload option granted in an amount equal to the number of common shares used in the payment of the exercise price of another option.

(4) Expiration dates range from March 25, 2001, through September 4, 2011.

(5) The amounts shown are the hypothetical returns to all shareholders assuming they purchased their shares at a price of $30.39, the average exercise price for all options granted during 2001, and that all shareholders hold the shares continuously for ten years. The number of outstanding shares on December 31, 2001, was 51,152,107.

    AGGREGATED OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001, OPTION VALUES

                                                   Number of Securities
                                                        Underlying
                                                                                 Value of Unexercised
                        Shares                      Unexercised Options          In-the-Money Options
                       Acquired                    at December 31, 2001         at December 31, 2001(2)
                          on         Value      ---------------------------   ---------------------------
        Name           Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----           --------   -----------   -----------   -------------   -----------   -------------
W. G. Bares..........   82,894     $506,062       482,810        313,750      $1,682,919     $1,777,224
G. R. Hill...........   10,000       74,937       204,389        108,750         792,058        612,632
C. P. Cooley.........        0            0        34,500         72,500         249,247        405,012
S. F. Kirk...........    8,216       52,237        91,198         72,500         330,213        405,012
J. E. Hodge..........    2,500        9,622        80,713         72,500         339,964        405,012

---------------

(1) The amounts in this column are the differences between the fair market value at the exercise date of the Lubrizol shares acquired through the option exercises and the exercise price of the option.

(2) The amounts in these columns are the differences between the fair market value of Lubrizol shares at December 31, 2001 ($35.16 per share), and the exercise price of the option. An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee approves the compensation packages for executive officers. The committee consists of all the outside directors.

Factors Considered by the Committee

     In carrying out its responsibilities in 2001, the committee considered the following:

      -- Advice from independent consultants on all aspects of Lubrizol's compensation policies, including comparisons to the policies and practices of other companies;

      --      Relevant trends in executive compensation practices;

      --      Lubrizol's financial performance;

      --      Lubrizol's business performance;

      -- Lubrizol's compensation policies and practices for employees generally;

      -- Recommendations of executive management on compensation of key employees including executive officers; and

      -- The committee's and Lubrizol's historical philosophy to reward according to Lubrizol's performance and according to individual contribution, including the individual's commitment to Lubrizol.

Cash Compensation of Employees Generally

     The cash compensation of employees, including the executive officers named in the compensation table in this proxy statement, consists of (1) base salary,
(2) quarterly pay and (3) variable pay.

     Quarterly pay is a fixed percentage of base salary determined by an employee's length of service. Employee base salary plus quarterly pay is designed to be within the mid-level range of salaries for persons having similar jobs in the chemical and related industries.

     Variable pay authorized by the committee for employees, other than executive officers and other key employees, is paid in the first quarter and is based upon a percentage of the previous year's net income. Variable pay is allocated to employees based on a uniform percentage of each employee's base salary.

Cash Compensation of Executive Officers

     The base salary and quarterly pay practices for employees also apply to executive officers.

     For executive officers, eight separate surveys selected by the committee's compensation consultant are used to determine base salary plus quarterly pay. These surveys include more companies than the published industry line-of-business indices used to compare total shareholder return on page 17 of this proxy statement; however, 10 peer chemical companies are included in both the salary surveys and the published industry indices. In addition, for the five highest paid executives, total compensation levels and practices are analyzed using compensation data published in each peer organization's proxy statement. This analysis considers fixed salary, annual incentive, total cash compensation, long-term incentives and total compensation.

     The committee also reviews Lubrizol's three-year performance compared to a peer group of 17 companies by analyzing total shareholder return, economic value added, return on equity, return on assets and growth in earnings per share. This analysis helps ensure that total executive pay is in alignment with Lubrizol's performance relative to its peer group.

     The committee administers the executive compensation policy with the objective of keeping executive compensation comparable with other companies in the chemical and related industries. The average executive base salary plus quarterly pay in 2001 was slightly below the mid-level range when compared to fixed compensation paid by companies in the surveys.

     Executive officers and other key employees can receive variable cash compensation under a performance pay plan. The committee determines a percentage of annual net income to establish the amount available under this plan. For 2001, this percentage was based on objective financial measures and objective and subjective performance measures for initiatives relating to our strategies for (1) running the business and (2) changing the business. The objective financial measures include earnings per share, value added per share, contribution income from the fluid technologies for industry segment, working capital efficiency and PuriNOx(TM) sales. Value added per share is a measure of profits in excess of the cost of capital calculated on a per share basis.

     Seventy-six percent of the weighting for all the performance measures is based upon financial measures with the largest portion weighted to earnings per share. The payout under the performance pay plan will vary based upon goal accomplishment. Even if other goals are reached, earnings per share must reach a minimum predetermined target before the plan will make payments.

     The committee has the discretion to adjust the amount available under the performance pay plan and to determine individual payouts under the performance pay plan based upon an executive's level of responsibility, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to Lubrizol's financial and business performance.

Stock Compensation for Executive Officers

     Lubrizol uses stock options and performance share stock awards as forms of long-term incentive compensation for executive officers and other key employees.

     Stock Options

     The committee determines the number of stock options granted to an executive based on the individual's level of responsibility and performance, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to financial and business performance. The committee does not take into consideration existing awards held by the executive when making new grants. For 2001, the committee set the total number of stock options for annual grants to the five highest-paid executive officers at the mid-level range of long-term incentive awards within the peer chemical companies. For the other executive officers, the comparison was with general industrial companies. In 2001, the committee granted to executive officers a one-time additional number of stock options equal to the 2001 annual grant as an incentive relating to Lubrizol's five-year strategic initiatives.

     Performance Share Stock Awards

     The committee granted performance share stock awards to executive officers in 1997. Newly elected executive officers receive proportional performance share stock awards at the time of hire or promotion. When the performance share stock awards vest, Lubrizol will issue shares equal to the number of performance share stock awards granted. These performance share stock awards will vest if the closing market price of Lubrizol shares reaches $45 for ten consecutive trading days. Otherwise, these awards will not vest until March 24, 2003. No performance shares vested in 2001, and the committee will not grant replacement awards while these awards are outstanding.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to specified executive officers of public companies. All compensation paid for 2001 to Lubrizol executive officers, including the compensation element of shares received under Lubrizol's stock option plans, qualified for deduction.

Compensation of the Chief Executive Officer

     The committee's intent is to set Mr. Bares' base salary plus quarterly pay within a range that is competitive with the fixed salaries of chief executive officers in the chemical and related industries. The committee increased Mr. Bares' base salary by 5% effective February 2001. Mr. Bares' base salary and quarterly pay is almost equal to the mid-level range of comparable salaries.

     Mr. Bares received 27% of his total cash compensation for 2001 from the performance pay plan. For 2001, earnings per share exceeded the 2001 minimum target.

     In setting Mr. Bares' total compensation, the committee considers various other aspects of corporate performance including market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. For 2001, Mr. Bares' total compensation was at the mid-level range of comparable total compensation of chief executive officers of peer chemical companies.

     In determining the number of stock options granted to Mr. Bares in 2001, the committee considered the factors described immediately above, as well as his position within Lubrizol and stock option grant comparisons with peer chemical companies. As with the other executive officers, in addition to the annual grant of stock options, the committee granted to Mr. Bares a one-time additional number of stock options equal to his 2001 annual grant as an incentive relating to Lubrizol's five-year strategic initiatives.

     Lubrizol's share ownership guidelines require Mr. Bares to hold shares valued at four times his annual fixed pay. At year end, he owned over six times his annual fixed pay in shares.

Gordon D. Harnett, Chairman            William P. Madar
Jerald A. Blumberg                     Peggy Gordon Miller
Forest J. Farmer, Sr.                  Ronald A. Mitsch
Victoria F. Haynes                     M. Thomas Moore
David H. Hoag                          Daniel E. Somers

PERFORMANCE COMPARISONS

     The following chart compares our combined total shareholder returns for the five years ended December 31, 2001, to the combined total shareholder returns of
(a) the Standard & Poor's Industrial Index, (b) the Dow Jones Chemical Index and
(c) the Standard & Poor's Specialty Chemical Index.

     We believe we have a peer group relationship with companies in these last two indices. However, no single peer index or peer company is totally comparable to our business. The peer company indices used include companies which supply specialty chemicals to a wide variety of markets. Some of our direct competitors are chemical divisions that represent small portions of large oil companies. These chemical divisions are not included in the peer comparison because information is not available to us which shows those divisions separately from the parent company.

     The chart assumes the investment of $100 on December 31, 1996, and the immediate investment of all dividends.
[PERFORMANCE COMPARISONS CHART]

                                                                                                                S&P SPECIALTY
                                              LUBRIZOL           S&P INDUSTRIALS          DJ CHEMICALS            CHEMICALS
                                              --------           ---------------          ------------          -------------
1996                                              100                    100                    100                    100
1997                                            122.2                 131.02                 120.78                 123.83
1998                                            87.92                 175.18                 106.83                 105.46
1999                                           109.85                 220.51                 130.94                 116.74
2000                                            95.67                 184.67                 113.88                 103.84
2001                                           134.81                 163.12                 113.54                  97.31

         -----------------------------------------------------------------------------------------
                                                1996     1997     1998     1999     2000     2001
         -----------------------------------------------------------------------------------------
           Lubrizol                            100.00   122.20    87.92   109.85    95.67   134.81
         -----------------------------------------------------------------------------------------
           S&P Industrials                     100.00   131.02   175.18   220.51   184.67   163.12
         -----------------------------------------------------------------------------------------
           Dow Jones Chemicals                 100.00   120.78   106.83   130.94   113.88   113.54
         -----------------------------------------------------------------------------------------
           S&P Specialty Chemicals             100.00   123.83   105.46   116.74   103.84    97.31
         -----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS
--------------------------------------------------------------------------------

     In addition to the stock option and variable compensation plans described in this proxy statement and the group health, life and disability insurance plans available to all employees, we also have the following plans for employees and executive officers.

PENSION PLANS

     We have a qualified pension plan for all employees. We also have a basic supplemental defined benefit plan which provides highly paid employees with the portion of their retirement benefits not payable from the pension plan because of tax law limitations. In addition, we have a special officers' supplemental defined benefit plan which currently covers two officers and is described in the paragraph below the pension table.

     Benefits under the pension plan and the related basic supplemental plan are based on a final average pay formula or a career average pay formula, whichever produces the higher benefit to the employee. The table below uses the final average pay formula because it produces the higher benefit at the pay levels shown.

     Final average pay is an average of an employee's highest five consecutive years out of the last ten years of pay. Pay for the plans consists of base salary (unreduced for elective before-tax savings contributions and before-tax cafeteria plan contributions), quarterly pay, overtime pay, shift premium differentials, vacation and holiday pay, paid variable compensation, long-term disability benefits and (for purposes of the basic and special supplemental plans) cash compensation deferrals. Pay used to determine benefits for each of the named executive officers is equal to the amounts shown in the salary and bonus columns for them in the summary compensation table in this proxy statement.

     Benefits are based on a 10-year certain and life annuity. Employees hired before February 1, 1984, may elect a lump sum option. Other payment options available to all employees are a joint and 100% or 50% survivor annuity.

     The final average pay formula limits years of service to 30. The estimated credited years of service for each of the named executive officers (after this 30-year service limitation) is as follows: Mr. Bares, 30 years; Mr. Hodge, 30 years; Mr. Kirk, 29 years; Dr. Hill, 19 years; and Mr. Cooley, 4 years.

     The following table shows the estimated annual retirement benefits payable at age 65 under the pension plan and the basic supplemental defined benefit plan in the final average pay and years of service categories shown. The benefits are shown as a 10-year certain and life annuity.

  Final                                           Credited Years of Service
 Average                     --------------------------------------------------------------------
   Pay                       10 Years    15 Years    20 Years    25 Years    30 Years    35 Years
----------                   --------    --------    --------    --------    --------    --------
$  200,000 ................   27,140      40,710      54,280      67,850      81,420      81,420
   400,000 ................   56,140      84,210     112,280     140,350     168,420     168,420
   600,000 ................   85,140     127,710     170,280     212,850     255,420     255,420
   800,000 ................  114,140     171,210     228,280     285,350     342,420     342,420
 1,000,000 ................  143,140     214,710     286,280     357,850     429,420     429,420
 1,200,000 ................  172,140     258,210     344,280     430,350     516,420     516,420
 1,400,000 ................  201,140     301,710     402,280     502,850     603,420     603,420
 1,600,000 ................  230,140     345,210     460,280     575,350     690,420     690,420

     As of December 31, 2001, Mr. Bares and Dr. Hill were participants in the special officers' supplemental defined benefit plan. Benefits under this plan are based on an average of the highest three consecutive years of pay during the last ten years. The plan limits years of service to 30 and computes benefits on the basis of a 10-year certain and life annuity. Benefits are reduced for Social Security and payments made under other Lubrizol benefit plans. After making all the deductions required under the plan, the estimated additional annual benefit payable under this plan at age 65 (assuming current final average pay) to Mr. Bares is $1.4 million and to Dr. Hill is $31,000.

PROFIT SHARING AND SAVINGS PLAN

     We have a qualified profit sharing and savings plan for all employees. Each year, the Board of Directors determines the portion of Lubrizol profits that will be contributed to the plan. Profit sharing contributions are allocated to employees' accounts based on their pay.

     In addition, employees may contribute up to 18% (16% for highly compensated employees) of base pay to the plan as a before-tax contribution. Lubrizol matches 50% of the employee's before-tax contributions up to 4% of the employee's base pay. The matching contribution is invested in Lubrizol shares. Employees also may make after-tax contributions subject to an overall limit of 18% (16% for highly compensated employees) of base pay for their total before-tax and after-tax contributions.

     Employees may direct the investment of their contributions among a Lubrizol share fund and ten other funds with a range of investment characteristics.

     Employees vest in profit sharing and matching contributions at a rate of 20% per year of service. The plan allows distribution of an employee's vested account balance after retirement, death or other termination of employment.

DEFERRED COMPENSATION PLANS

     We have a deferred compensation plan for executive officers. Under this plan, executive officers may defer all or any portion of their total annual pay and have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, the deferrals and earnings are distributed to the participant. Cash is distributed from the cash account and Lubrizol shares are issued equal to the number of share units in the participant's share unit account.

     In addition, we have another deferred compensation plan for some executive officers. Under this plan, participants may defer any amount of their variable pay under the performance pay plan. Deferred amounts are converted into share units based on the current market price of Lubrizol's shares, which are then multiplied by 1.25. Additional share units are credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, which is at least three years, Lubrizol shares are issued equal to the number of share units in the participant's account.

EXECUTIVE DEATH BENEFIT PROGRAM

     The Organization and Compensation Committee selects executive officers to participate in an executive death benefit program. This program provides a benefit to the executive officer's designated beneficiary following the executive officer's death. For currently employed participants, the death benefit is 250% of the participant's 1996 base salary plus quarterly pay, reducing to 150% at age 70 and 100% at age 75.

EXECUTIVE AGREEMENTS

     We have employment termination agreements with senior executives, including Messrs. Bares, Hill, Cooley, Kirk and Hodge. Each termination agreement provides that, in the event of a change in control of Lubrizol, the executive will be employed by Lubrizol for up to three years at responsibility, salary and benefit levels equal to those immediately preceding the change in control. If the executive's employment is terminated during those three years for reasons other than death, permanent disability, reaching age 65 or for cause, or if the executive terminates employment in specified circumstances, the benefits provided to the executive are:

     (1) a lump sum payment equal to three times the salary and other forms of cash compensation in effect at the time of termination, and

     (2) continued employee benefit coverage for the remainder of the three years.

     The termination agreements also provide that the executive will receive an amount which will cover any excise taxes that apply.

     Each executive has agreed, if the executive accepts any benefits under the termination agreement, not to compete with Lubrizol for one year after termination of employment after a change in control.

     Assuming a change in control were to occur and all of the executive officers who have termination agreements were terminated as of January 1, 2002, the estimated amount of payments which we would have to make under the termination agreements (including amounts to cover excise taxes) is $36 million.

EMPLOYEE SEVERANCE COMPENSATION PLAN

     We also have a severance compensation plan that provides for a severance payment to employees if, within 15 months after a change in control of Lubrizol, their employment is terminated for any reason other than death, permanent disability, voluntary retirement or for cause. Executives who receive payments under the executive termination agreements described above will not receive severance payments under the severance compensation plan.

     For an employee with five or more years of service with Lubrizol, the benefit under the severance compensation plan is a lump sum payment equal to the total cash compensation received by the employee in the preceding 12-month period. Employees with less than five years but more than six months of service would receive a lesser amount proportionate to their length of service.

--------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and some persons who own more than 10% of our shares, to file reports of share ownership and change in ownership with the Securities and Exchange Commission, with a copy to us. We are not aware of any shareholder who owns more than 10% of our shares and is required to file these reports.

     Based solely on a review of the copies of the forms furnished to us during or for 2001 and written statements from officers and directors, we believe that all officers and directors filed on time all reports required during 2001 and any prior year except G. R. Lewis reported one reportable transaction inadvertently late, and W. G. Bares and K. H. Hopping each reported one reportable transaction one day late.

--------------------------------------------------------------------------------

                            APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of Lubrizol for the year 2002. The Board of Directors recommends that you confirm this appointment.

     During 2001, Lubrizol engaged Deloitte & Touche to render a variety of services, including the audit of Lubrizol's financial statements. A Deloitte & Touche representative will attend the annual meeting, will have the opportunity to make a statement and will be available to answer questions.

AUDIT FEES

     The total fees billed or expected to be billed by Deloitte & Touche LLP for the audit of Lubrizol's financial statements for the year ended December 31, 2001, and for the reviews of the quarterly financial statements included in Lubrizol's Forms 10-Q for 2001 is $991,737.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not render financial information systems design and implementation services during 2001.

ALL OTHER FEES

     The total fees billed for services rendered by Deloitte & Touche LLP to Lubrizol during 2001, other than audit fees, was $818,846, including audit related services of $137,940, tax services of $246,917 and other non-audit services of $433,989. Audit related services include employee benefit plan audits, other attest services relating to affiliated companies and due diligence procedures associated with mergers and acquisitions. Other non-audit services includes $393,869 paid to Deloitte Consulting for business process consulting. After separate discussions with Deloitte & Touche and management, the Audit Committee has considered whether the provision of these other services is compatible with maintaining Deloitte & Touche's independence.
--------------------------------------------------------------------------------

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
--------------------------------------------------------------------------------

     Any shareholder who wants to present a proposal at the 2003 Annual Meeting of Shareholders and have it included in our proxy materials must send us the proposal no later than November 13, 2002. Shareholder proposals submitted after that date but on or before February 21, 2003, may be presented at the annual meeting but will not be included in the proxy materials. If a shareholder proposal is received after February 21, 2003, the persons named on the proxy card may vote in their discretion regarding the proposal all of the shares for which we have received proxies for the annual meeting.

                                          THE LUBRIZOL CORPORATION

                                          L. M. Reynolds
                                          Secretary

March 13, 2002

                                                                      APPENDIX A

                            THE LUBRIZOL CORPORATION

                    BOARD OF DIRECTORS GOVERNANCE GUIDELINES

1. COMPOSITION

     The Regulations provide that the Board will have nine to thirteen Directors with both the shareholders and the Board having the authority to set the number within that range. The optimum size of the Board should be ten to twelve members, including one inside Director. The Chief Executive Officer will normally be the Chairman of the Board.

     Board members should be recruited from the broadest geographic region possible within the U.S. The Board should also seek candidates having broad international experience. Approximately half of the outside Directors should be out-of-town members.

     The Board should represent a broad spectrum of individuals with experience who are able to contribute to the success of the Corporation. Assessment of new members should include the issues of independence, diversity, age and skills necessary to the needs of the Board at the time.

2. MEETINGS

     The Board holds an organizational meeting to elect officers after each Annual Meeting of Shareholders at which Directors are elected. The Annual Meeting and the organizational meeting of the Board are held on the fourth Monday of April. The Board establishes other regular meetings at such times and places as it decides. Board meetings are usually held monthly with the exception of January, May, August and October. Dates are determined in advance and are usually the fourth Monday of the month. A majority of Directors then in office constitutes a quorum for Board meetings.

     Meeting days normally begin at 7:30 AM and conclude at 4:00 PM.

     On a timely basis before each meeting, management will provide an agenda for the meeting, minutes from the last meeting and background information for important subjects to be presented at the meeting.

     Proposed significant transactions normally should be on the agenda for at least two consecutive meetings.

     The corporation's strategic plan should be reviewed at one meeting each year.

     Periodically, the Board should hold meetings at other locations of the Corporation.

3. ATTENDANCE

     The expectation for attendance at meetings is 100 percent, except for occasional illness or unavoidable conflicts. If a Director determines that it is not possible to attend a meeting, the Director is expected to notify the Chairman of the Board or the Secretary of the Corporation promptly to assist in assuring a quorum for the meeting. If a Director physically cannot attend a Board meeting but is otherwise able to participate, it may be possible for the Director to attend by telephone if advance arrangements are made.

4. COMMITTEES

     The Board may elect an Executive Committee and/or other Board committees each consisting of not less than three Directors. Directors are expected to serve on one or more committees.

     Committee appointments, other than for the Organization and Compensation Committee, will be rotated as determined by the respective Committee chairman and the Chairman of the Board.

     The Chairman of the Board will nominate each Committee chairman, but no Committee chairman may serve as such for more than four years.

     Currently, the Board has established four standing committees: Executive Committee, Organization and Compensation Committee, Audit Committee and Retirement and Savings Plans Investment Committee. The Board will review and approve the charters of the committees at the organization meeting of the Board of Directors after the Annual Shareholders Meeting.

5. RETIREMENT

     A Director will retire no later than the date of the Annual Meeting next following the date on which such Director attains the age of 69.

6. CHANGE IN STATUS

     A person whose primary job responsibilities change from those he/she held when elected to the Board will volunteer to resign from the Board. It is the responsibility of the Organization and Compensation Committee to either accept the resignation or ask the Director to remain on the Board.

7. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP

     A former Chief Executive Officer, upon retirement from the Corporation, will resign from the Board following a short period of time to allow for a smooth transition to the new Chief Executive Officer.

     A former Chief Executive Officer serving on the Board during this short transition will be considered an inside Director for purposes of corporate governance.

8. MEMBERSHIP ON OTHER BOARDS

     Each Director has the responsibility to notify the Chief Executive Officer and Chairman of the Board prior to accepting invitations to join other Boards of Directors. This guideline is established to avoid potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal judgment will be obtained as necessary.

9. LEAD OUTSIDE DIRECTOR

     The Chairman of the Organization and Compensation Committee will serve in the capacity of lead outside Director for the purpose of chairing meetings of outside Directors, which shall be held periodically.

10. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside Directors of the Board will meet in Executive Session of the Organization and Compensation Committee as required, but at least three times a year.

11. ASSESSING BOARD PERFORMANCE

     The Organization and Compensation Committee shall conduct a periodic assessment of the Board's performance and processes.

     This assessment should be of the Board's contribution as a whole and specifically review areas in which the Board and/or the management believes improvements can be made to increase the effectiveness of the Board.

12. EVALUATION OF THE CHIEF EXECUTIVE OFFICER

     The Organization and Compensation Committee will conduct an annual formal evaluation of the Chief Executive Officer and communicate it to the Chief Executive Officer by the Chairman of the Organization and Compensation Committee and another member of the Chairman's choosing.

     The evaluation will consider aspects of corporate performance, such as profitability, market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. The evaluation will reflect a combination of objective and subjective judgment with an emphasis on the impact on the Corporation's sustainability and competitiveness within its industry. As part of the evaluation, the Chief Executive will prepare a self-evaluation in accordance with the Corporation's performance planning and development process.

     The evaluation will be used by the Organization and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

13. SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

     The Chief Executive Officer will submit an annual report to the Organization and Compensation Committee on succession planning and the Corporation's program for management development. The Chief Executive Officer's recommendation as to his/her successor should he/she be unexpectedly unavailable to serve will be communicated to the Organization and Compensation Committee on a continuing basis.

14. BOARD ACCESS TO SENIOR MANAGEMENT

     Board members have complete access to Lubrizol's management. Each Board member has the responsibility to inform the Chief Executive Officer and Chairman of the nature of any communication with management and to provide copies of any written communication to the Chief Executive Officer and Chairman. The Board encourages management to bring managers into Board meetings who can provide additional insight into the items being discussed and/or who represent future potential that the management believes should be given exposure to the Board.

15. REVIEW OF SHAREHOLDER PROTECTION PROVISIONS

     All shareholder protection provisions will be reviewed at least biannually.

16. RELATIONSHIP WITH SHAREHOLDERS AND INVESTORS

     Management has the authority and responsibility to speak for Lubrizol on behalf of the Corporation and the Board of Directors. Management will provide periodic reports to the Board regarding shareholder communications.

17. DIRECTOR COMPENSATION

     The Chief Executive Officer will report annually to the Board of Directors on the status of Lubrizol Board compensation in relation to other comparable U.S. manufacturing companies. The Board is authorized to set a reasonable compensation for Directors. Any Director who is a full-time employee of the Corporation receives no separate compensation as a Director.

18. STOCK OWNERSHIP

     Directors are encouraged to own shares of the Corporation's stock and to increase their ownership of those shares over time. It is expected that each Director, upon taking office, will own a minimum of 100 shares. The Board believes that the stock compensation and stock option plans for Directors are appropriate methods to allow Directors to increase their holdings significantly over time.

                            ELECTRONIC DISTRIBUTION

If you would like to receive future The Lubrizol Corporation proxy statements and annual reports electronically, please visit HTTP://WWW.INVESTPOWER.COM. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.

                         ANNUAL MEETING OF SHAREHOLDERS

The Lubrizol Corporation's Annual Meeting of Shareholders will be held at 10:00 a.m. on April 22, 2002, at the Radisson Hotel & Conference Center - Eastlake, 35000 Curtis Boulevard, Eastlake, Ohio. Please see your proxy statement for instructions should you wish to attend the meeting.

--------------------------------------------------------------------------------

PROXY                    THE LUBRIZOL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of The Lubrizol Corporation hereby appoints
W. G. Bares, C. P. Cooley and L. M. Reynolds, and each of them, as agents, with full power of substitution, to vote the shares of the undersigned at the 2002 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on April 22, 2002 and at any adjournments thereof, as indicated on the reverse side of this proxy card. Comments:______________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Comments will be collected by the Inspector of Elections and forwarded to Lubrizol management)
PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES AND FOR ITEM 2. THE AGENTS NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD OR CHOOSE ALTERNATIVE VOTING OPTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                            THE LUBRIZOL CORPORATION

Co. #_________                 APRIL 22, 2002               Acct. # ___________

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES (776-9437) AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL

VOTE BY INTERNET
----------------
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS ______________

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.
              FOR   WITHHELD                                                                        FOR       AGAINST   ABSTAIN
1. Election   [ ]     [ ]         DIRECTOR NOMINEES:       2. Appointment of Deloitte & Touche LLP  [ ]         [ ]        [ ]
   of                             William G. Bares            as independent auditors.
   Directors                      David H. Hoag
                                  Peggy Gordon Miller


For, except vote withheld from the following nominee(s):   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.


--------------------------------------------------------


                                                           If you have a change of address, please indicate        Change   [ ]
                                                           new address below and mark box to right.                  of
                                                                                                                  Address
                                                           -------------------------------------------------
                                                                                                                   Attend   [ ]
                                                           -------------------------------------------------      Meeting

                                                           -------------------------------------------------


SIGNATURE(S) ________________ DATE _____ SIGNATURE(S) _______________ DATE _____

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. In case of a corporation, a duly authorized officer should sign on its behalf.